                                                                       Exhibit 5
                                                                       ---------


                                 January 16, 1998


Avant! Corporation
46871 Bayside Parkway
Fremont, California 94538

          Re:  Avant! Corporation (the "Company")
               Registration Statement for
               an aggregate of 1,141,335 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 134,611 shares of Common Stock available for issuance upon the Company's assumption of the options granted under Technology Modeling Associates, Inc.'s 1989 Stock Option Plan,
(ii) 312,403 shares of Common Stock available for issuance upon the Company's assumption of the options granted under Technology Modeling Associates, Inc.'s 1995 Stock Option Plan (iii) 598,986 shares of Common Stock available for issuance upon the Company's assumption of the options granted under Technology Modeling Associates, Inc.'s 1996 Equity Incentive Plan and (iv) 95,335 shares of Common Stock available for issuance upon the Company's assumption of the subscriptions to purchase shares granted under Technology Modeling Associates, Inc.'s 1996 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1989 Stock Option Plan, the1995 Stock Option Plan, the 1996 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Avant! Corporation's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 /s/ Steven M. Spurlock
                                 ----------------------------------------------
                                 Steven M. Spurlock
                                 Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP